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                                                                    EXHIBIT 23.2

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                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
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As independent chartered accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated July 31, 1998 (except with respect to the matters discussed in Note 22, as to which the date is January 18, 1999 and to Note 2(a) as to which the date is February 3, 1999) related to Discreet Logic Inc.'s Consolidated Financial Statements as of June 30, 1997 and 1998 and for the periods ended July 31, 1996, June 30, 1997 and June 30, 1998 and to all references to our Firm, included in or made a part of Registration Statement on Form S-3.


                                    /s/ Arthur Andersen & Cie
Montreal, Quebec                        Chartered Accountants
March 10, 1999                       General Partnership